UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

Rodin Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-221814	81-1144197
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

110 E. 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 938-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

Modification of 533 East 12th Street, New York, NY Loan

On November 1, 2018, Rodin Income Trust, Inc. (the “Company”), through an indirect subsidiary, RIT Lending, Inc. (“RIT Lending” or the “Mezzanine Lender”), originated an up to $8.99 million floating rate, mezzanine loan (the “Mezzanine Loan”) to DS 531 E. 12th Mezz LLC (the “Mezzanine Borrower”), which is owned and controlled by Michael Shah, the principal of Delshah Capital Limited (“Delshah”), for the acquisition of a multifamily property located in Manhattan, NY (the “Property”) for a total acquisition cost of $26.07 million. The acquisition of the Property was further financed by a $17 million mortgage loan (the “Senior Loan”) provided by Pacific Western Bank. The fee simple interest in the Property is held by DS 531 E. 12th Owner LLC, a single purpose limited liability company (the “Senior Borrower” and, collectively with the Mezzanine Borrower, the “Borrower”) of which Mezzanine Borrower owns 100% of the membership interests.

The Mezzanine Loan is secured by a pledge of 100% of the equity interests in the Senior Borrower.

$6,830,000 of the Mezzanine Loan was funded at closing. $1,660,000 of the Mezzanine Loan was withheld to be advanced to the extent the Property generates insufficient cash flow to fully cover payment of interest on the Mezzanine Loan. The remaining portion of the Mezzanine Loan, $500,000, was also withheld and will be advanced to pay for capital expenditure, broker commissions and tenant improvements associated with the Property as approved by the Mezzanine Lender. No interest will accrue on the unfunded amounts.

RIT Lending originated the Mezzanine Loan with (i) cash from its initial public offering equivalent to a 20.42% participation interest in the Mezzanine Loan and (ii) proceeds from the sale to the Company’s sponsor, Cantor Fitzgerald Investors, LLC (“CFI”) of a 79.58% participation interest in the Mezzanine Loan. As of December 31, 2019, the Company had repurchased participation interests in the Mezzanine Loan from CFI in the amount of $5,609,044, increasing the Company’s total interest in the Mezzanine Loan to 100%.

As of September 30, 2020, the Company and CFI had advanced $1,459,417 to cover interest shortfalls, and $235,263 for capital expenditures. As of September 30, 2020, the total funded amount for the Mezzanine Loan was $8,524,680.

As of September 30, 2020, the New York State Attorney General has approved the final condominium plan for the Property, and certain previously effective NYC work stoppage rules, originally enacted due to the COVID-19 pandemic, have been lifted. Such actions have resulted in renovations of the Property commencing, and the sale process of the condominium units that comprise the Property being engaged.

The delay in completion of the renovation and the anticipated extended duration of unit sales has resulted in a substantial draw-down by the Borrower of the debt service/carry cost reserve under each of the Senior and Mezzanine Loans. In order to replenish the Senior Loan interest/carry reserve and ensure sufficient funding to complete the project, Delshah has requested an increase in the size of the Senior Loan, along with Mezzanine Lender consent for such increase.

On December 11, 2020, the Mezzanine Lender executed the consent to the proposed upsizing and modification of the Senior Loan as well as the modification of the Mezzanine Loan as further described below. The changes to the Senior Loan include increases to the debt and equity amounts, increases to the required contingency and capital expenditures reserve amounts, as well as modifications to the cash waterfall. The Senior Loan has been modified to increase the mortgage loan amount from $17 million to $18,908,865 and the required minimum equity amount from $5,590,000 (15% of total cost) to $ 7,560,373 (20.9% of total cost). The cash waterfall was modified as follows: all net sales proceeds from the sales of condominiums applied against outstanding Senior Loan balance until Senior Loan is fully paid off, then applied to Mezzanine Loan until fully paid off, then the remainder to Borrower. Prior to the modification, the Senior Loan provided for the following cash waterfall: all net sales proceeds applied against outstanding Senior Loan balance until Senior Loan is 50% paid off, then split 60/40% between the Senior and Mezzanine Loan until Senior Loan is paid off in full, then to Mezzanine Loan until paid off in full, and then the remainder to Borrower.

The Mezzanine Lender was paid a fee totaling $44,950 (50 basis points on the $8.99 million full amount of the Mezzanine Loan) at the closing of the modification.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (including those concerning the potential condominium conversion of the Property) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the ability of the Company to purchase the remainder of the interests as well as those risks set forth in the “Risk Factors” section of the Company’s Annual Report on the Form 10-K for the year ended December 31, 2019, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the ability of the Borrower to effectively manage the Property, the ability of the Borrower to comply with the terms of the Mezzanine Loan, the full extent of the impact and effects of the outbreak of coronavirus (COVID-19), changes in market rates for multifamily properties located in Manhattan, future property values, the impact of any losses on cash flows and returns, property level cash flows, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, the ability to achieve targeted returns, generally accepted accounting principles, policies and rules applicable to REITs and the factors specified in the Company’s filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN INCOME TRUST, INC.

Date: December 15, 2020	By:	/s/ Paul Pion
	Name:	Paul Pion
	Title:	Chief Financial Officer